Exhibit 10.1

CISCO SYSTEMS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of September 16, 2025)

I.PURPOSE
The Cisco Systems, Inc. Employee Stock Purchase Plan is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in offerings (each, a “Section 423 Offering”) under a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (although the Company makes no undertaking or representation to maintain such qualification). In addition, the Plan authorizes the grant of purchase rights which do not qualify under Code Section 423 pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Plan Administrator for such purpose for eligible employees of the Company’s Designated Affiliates in particular locations outside the United States (each, a “Non-423 Offering”).
II.DEFINITIONS
For purposes of administration of the Plan, the following terms shall have the meanings indicated:
Affiliate means either a Corporate Affiliate or a Designated Affiliate.
Applicable Law means the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Stock is listed or quoted, and the applicable laws of any non-U.S. jurisdiction where purchase rights are, or will be, granted under the Plan.
Board means the Board of Directors of the Company.
Code means the United States Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
Company means Cisco Systems, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cisco Systems, Inc. which shall by appropriate action adopt the Plan.
Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.
Designated Affiliate means any parent or subsidiary of the Company and any other entities other than the Company in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities, other than the last entity in the unbroken chain, owns or controls 50 percent or more of the total ownership interest in one of the other entities in the chain, which shall be designated by the Plan Administrator in its sole discretion as participating in a Non-423 Offering under the Plan.
Effective Date means the date shareholders of the Company approve this amendment and restatement.
Eligible Earnings shall be determined by the Plan Administrator, or its designee, in its discretion on a uniform and nondiscriminatory basis for any offering period provided that such amount is paid to an Employee directly by any Participating Company, consistent with the requirements of Code Section 423 for any Offering qualified under Code Section 423. In addition, the Plan Administrator or its designee has the authority to make decisions about how Eligible Earnings should be interpreted for Employees outside the United States.
Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401(c).

Offering means a Section 423 Offering or a Non-423 Offering of a right to purchase shares under the Plan during an offering period as further described in Article IV. Unless otherwise determined by the Plan Administrator, each Offering under the Plan in which eligible Employees of the Company or a designated Corporate Affiliate may participate will be deemed a “separate offering” for purposes of Code Section 423 of the Code, even if the dates of the applicable offering periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.
Participant means any Employee of a Participating Company who is actively participating in the Plan.
Participating Company means the Company and such Affiliates as may be designated from time to time by the Plan Administrator.
Plan means the Cisco Systems, Inc. Employee Stock Purchase Plan, as may be amended from time to time.
Stock means shares of the common stock of the Company.
III.ADMINISTRATION
The Plan shall be administered by the Board or by a committee (the “Committee”) comprised of at least two or more Board members appointed from time to time by the Board (the “Plan Administrator”). The Plan Administrator (whether the Board or the Committee) shall have full authority to administer the Plan, including authority, without limitation, to (a) interpret and construe any provision of the Plan; (b) adopt rules and regulations for administering the Plan, including such rules as it may deem necessary to comply with the requirements of Code Section 423; (c) determine eligibility, including whether Affiliates will participate in a Section 423 Offering or a Non-423 Offering of the Plan; (d) determine the terms and conditions of any purchase right under the Plan; (e) amend an outstanding purchase right, provided that the amended right otherwise conforms to the terms of the Plan; and (f) adopt rules, procedures, agreements, appendices, or sub-plans as it deems necessary or appropriate to permit the participation in the Plan by eligible Employees who are foreign nationals or employed outside the United States, as further set forth in Article X below.
Decisions of the Plan Administrator (or its designate) shall be final and binding on all parties who have an interest in the Plan.
IV.OFFERING PERIODS AND PURCHASE PERIODS
(a) Stock shall be offered for purchase under the Plan through a series of successive and/or overlapping offering periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX or shall terminate in accordance with Section XII(a).
(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed, and all other applicable requirements established by law or regulation.
(c) Unless otherwise determined by the Plan Administrator, the Plan shall be implemented in a series of overlapping offering periods, each to be of such duration (not to exceed twenty-four (24) months per offering period) as determined by the Plan Administrator prior to the commencement date of the offering period. Offering periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan, and may consist of one or more purchase periods during which payroll deductions are collected from Participants and accumulated under the Plan. The Plan Administrator will announce the date each offering period will commence and the duration of that offering period and its applicable purchase period(s) in advance of the first day of such offering period.
(d) The Participant shall be granted a separate purchase right for each offering period in which he/she participates. The purchase right shall be granted on the first day of the offering period and shall be automatically exercised on the last U.S. business day of the applicable purchase period within that offering period or any earlier day the purchase right is to be exercised hereunder.
(e) An Employee may participate in only one offering period at a time. Accordingly, an Employee who wishes to join a new offering period must withdraw from the current offering period in which he/she is participating prior to the last day of the current offering period in which the Employee participates and must also enroll in the new offering period prior to the start date of that new offering period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one offering period to wait one full offering period or purchase period before re-enrolling in a new offering period under the Plan.
V.ELIGIBILITY AND PARTICIPATION
(a) Each individual who is an Employee of a Participating Company on the commencement date of any offering period under the Plan shall be eligible to participate in the Plan for that offering period. The Plan Administrator may, in its discretion, limit the Employees who are eligible to participate in the Plan to those Employees who are regularly scheduled to work more than twenty (20) hours per week or more than five (5) months per calendar year, unless prohibited by Applicable Law. Notwithstanding the foregoing, in the case of a Non-423 Offering, any Employee (or group of Employees) may be excluded from participation in the Plan or an Offering thereunder if the Plan Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.
(b) In order to participate in the Plan for a particular offering period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) no later than the day designated by the Plan Administrator in its discretion.
(c) Only Eligible Earnings may be used to participate and acquire Stock under the Plan.
(d) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Eligible Earnings of the Participant during the applicable purchase period, up to a maximum equal to the lesser of (i) 10% of the Participant’s Eligible Earnings per purchase period and (ii) 100% of the Participant’s Eligible Earnings that remain after subtracting all other amounts that are to be deducted or withheld from such Eligible Earnings per purchase period. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the offering period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(e) or (f) below. The Plan Administrator, in its discretion, may adopt rules limiting the number of payroll deduction rate changes a Participant may make in a single offering period or purchase period.
VI.STOCK SUBJECT TO PLAN
(a) The Stock purchasable by Participants under the Plan shall be authorized but unissued Stock. The total number of shares which may be issued under the Plan, in the aggregate, shall not exceed 721,400,000 shares (subject to adjustment under subparagraph (b) below). For avoidance of doubt, up to the maximum number of shares reserved under this subparagraph (a) may be used to satisfy purchases of shares under Section 423 Offerings and any remaining portion of such maximum number of shares may be used to satisfy purchases of shares under Non-423 Offerings.
(b) In the event any change is made to the Stock purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(l) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant on any one purchase date, and (iii)

the class and number of shares and the price per share of the Stock subject to each purchase right at the time outstanding under the Plan.
VII. PURCHASE RIGHTS
An Employee who participates in the Plan for a particular offering period shall have the right to purchase Stock with Eligible Earnings upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
(a) Purchase Price. The U.S. Dollar purchase price per share shall be at least equal to the lesser of (i) 85% of the fair market value per share of Stock on the date on which the purchase right is granted or (ii) 85% of the fair market value per share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any relevant date shall be the closing selling price per share on such date, as officially quoted on the principal exchange on which the Stock is at the time traded or, if not traded on any such exchange, the closing selling price per share of the Stock on such date, as reported on the Nasdaq National Market. If there are no sales of Stock on such day, then the closing selling price for the Stock on the next preceding day for which there does exist such quotation shall be determinative of fair market value.
(b) Number of Purchasable Shares. The number of shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for each such purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant. However, the maximum number of shares purchasable by any Participant on any one purchase date shall not exceed 22,500 shares (subject to adjustment under Section VI(b)), and any amount not applied to the purchase of Stock on behalf of a Participant by reason of such limitation shall be refunded to that Participant.
Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.
In addition, the accrual limitations of Article VIII shall apply to all purchase rights.
(c) Payment. Unless otherwise determined by the Plan Administrator, Payment for Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions of Eligible Earnings. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.
(d) Conversion into U.S. Dollars. For purposes of determining the number of shares purchasable on any purchase date under the Plan by a Participant whose Eligible Earnings are paid in a currency other than U.S. Dollars, the payroll deductions credited to such Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. The Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Any changes or fluctuations in the exchange rate at which the payroll deductions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.
(e) Withdrawal from Offering Period.

(i) A Participant may withdraw from an offering period by filing the prescribed notification form with the Plan Administrator (or its designate) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that offering period, and the Participant shall have the following election with respect to any payroll deductions for the applicable purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.
(ii) The Participant’s withdrawal from a particular offering period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent offering period.
(f) Termination of Employment/Leave of Absence. Except as provided in Section VII(m) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in Employee status or should the Participant cease active service by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such leave or (ii) have such funds held for the purchase of shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payroll deductions be added to the Participant’s account for amounts paid following his/her cessation of Employee status or the commencement of such leave unless such amounts were earned prior to the commencement of such leave. Should the Participant return to active service (x) within three (3) months following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.
For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan, and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.
(g) Stock Purchase. The Stock subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(e) or (f) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase period.
(h) Proration of Purchase Rights. Should the total number of shares of Stock to be purchased pursuant to outstanding purchase rights on any particular purchase date exceed the number of shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants, in the currency originally collected.
(i) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant’s behalf in accordance with Section VII(g). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date.
(j) ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including for Participants in a Section 423 Offering, policies and procedures regarding the transfer of shares from a Participant’s ESPP Broker Account before those shares have been held for the requisite period necessary to avoid a disqualifying disposition of such shares under the U.S. Federal tax laws. The Company may require a Participant to retain the shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such shares.
(k) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.
(l) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of shares of Stock, subject, however, to the applicable limitations of Section VII(b).
(m) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special offering periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which offering periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.
(n) Tax, Withholding and Other Required Deductions. At the time a Participant’s purchase right or the shares of Stock acquired pursuant to such purchase right is subject to tax or any other mandatory deduction, the Participant shall make adequate provision for all applicable tax obligations, withholding obligations or other mandatory deductions, if any, of the Participant and/or the applicable Participating Company. The applicable Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such tax obligations, withholding obligations or mandatory deductions or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Company and/or the applicable Participating Company deems appropriate. The Company and/or the applicable Participating Company shall have the right to take such other action as may be necessary in the opinion of the Company or the applicable Participating Company to satisfy such tax obligations, withholding obligations or mandatory deductions.
(o) Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares, the Company will not be required to deliver any shares of Stock issuable upon exercise of a purchase right under the

Plan prior to the completion of any registration or qualification of the shares under any Applicable Law, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Plan Administrator will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section VII(o), the Plan Administrator determines that the shares will not be issued to any Participant, any payroll deductions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any Affiliate.
(p) Transfer of Employment. Unless otherwise determined by the Plan Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Participating Company will not be treated as having ceased to be an Employee for purposes of participating in the Plan or an Offering thereunder; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.

VIII.ACCRUAL LIMITATIONS
(a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.
(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:
(i) The right to acquire Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.
(ii) No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.
(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.
(c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.
IX.AMENDMENT AND TERMINATION
(a) The Board or the Compensation Committee of the Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights or rights under Article XII below, at the time outstanding under the Plan, unless necessary or desirable to comply with any Applicable Law and provided, further, that no such action of the Board or the Compensation Committee of the Board may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.
X.NON-U.S. OFFERINGS
Notwithstanding any provision to the contrary in this Plan, the Plan Administrator may adopt such rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Article VI and Section XIII(a) hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Code Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Code Section 423. Without limiting the generality of the foregoing, the Plan Administrator is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Earnings, (iii) the dates and duration of offering periods and purchase periods, (iv) any minimum or maximum amount of payroll deductions, a Participant may make in an offering period or other specified period under the applicable Sub-Plan, (v) the method of contribution to the Plan, including by means of check, wire transfer, electronic fund transfer or such other contribution method other than payroll deductions, (vi) the establishment of bank, building society or trust accounts to hold payroll deductions or other contributions to the Plan, (vii) the payment of interest, (viii) conversion of local currency, (ix) obligations to pay payroll tax, (x) withholding procedures and (xi) handling of share issuances.
XI.CODE SECTION 409A
Rights to purchase Stock granted under the Section 423 Offering are intended to be exempt from the application of Section 409A of the Code and rights to purchase Stock granted under the Non-423 Offering are intended either to be exempt from, or in compliance with, Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Plan Administrator may, but shall not be required to, amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code or to mitigate any adverse tax consequences arising under Section 409A. Notwithstanding the foregoing, the Company makes no representation that the right to purchase Stock under the Plan is exempt from, or compliant with, Section 409A of the Code and shall have no liability to a Participant or any other party if the right to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.
XII. DISPUTE RESOLUTION
(a) Agreement to Arbitrate. Effective on January 2, 2019, an Employee or other individual (collectively “Covered Person”) manifests his or her agreement to arbitrate, without need for signature on the Covered Person’s part, by (i) enrolling in or remaining enrolled in the Plan, (ii) asserting a claim for Stock the Covered Person could purchase or other participation rights under the terms of the Plan (“Claim for Stock”), or (iii) asserting a claim for damages measured in whole or part by the value of Stock or participation rights the Covered Person could purchase or claim under the terms of the Plan had the Covered Person been enrolled in or otherwise been entitled to Stock or participation rights under the Plan and made required payroll deductions (“Claim for Damages”). The Company manifests its agreement to arbitrate, without need for signature on its part, by sponsoring the Plan. This agreement to arbitrate will govern any claims under the Plan and takes precedence over any other agreement to arbitrate with the Company outside of the Plan.
(b) Arbitrable Claims. The Company and a Covered Person mutually consent to the resolution by arbitration of all claims or controversies (“Claims”), past, present or future. Claims include, but are not limited to, those (i) arising out of or relating to the Plan or any related documents, or seeking their enforcement or interpretation, (ii) alleging a breach, default, or misrepresentation related to any of the above, or (iii) alleging a Claim for Stock or a Claim for Damages. Claims shall be resolved under the Employment Arbitration Rules of JAMS, which are available at www.jamsadr.com (“JAMS Rules”) or from the Company at the request of any Covered Person; provided, however, that notwithstanding any provision of the JAMS Rules, a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute about the formation, validity, or enforceability of any provision of this arbitration agreement. All parties waive any right to a court or jury trial on any Claim. Nothing in this arbitration agreement prevents a Covered Person from filing or recovering pursuant to a complaint, charge, or other communication with any federal, state, or local governmental or law enforcement agency.
(c) Persons Entitled to Arbitrate. This arbitration agreement applies to and may be invoked by any Covered Person, and the Company, its affiliated companies, the shareholders, owners, directors, employees or agents of any such company, and all successors and assigns of any of them.
(d) Individualized Dispute Resolution. Notwithstanding any provision of the JAMS Rules, arbitration shall occur on an individual basis only. To the maximum extent permitted by law (after application of Federal Arbitration Act preemption principles), a Covered Person and all other parties waive the right to initiate, participate in, or recover through, any class or collective action.
(e) Costs and Fees. To the maximum extent permitted by law, the arbitrator shall award the prevailing party its costs and reasonable attorney’s fees; provided, however, that the arbitrator at all times shall apply the law for the shifting of costs and fees that a court would apply to the claim(s) asserted.
(f) Applicable Law. Notwithstanding Section XIII(d) below, the Federal Arbitration Act (“FAA”) shall govern this arbitration agreement. If for any reason the FAA does not apply, then the applicable arbitration law shall be that of the state in which a Covered Person renders or last rendered services to the Company.
(g) Severability. If any provision of this Article XII is found to be void or unenforceable, that provision shall be severed while leaving the balance of this Article XII intact.
XIII.GENERAL PROVISIONS
(a) The Plan shall terminate upon the earlier of (i) January 3, 2030 or (ii) the date on which all shares available for issuance under the Plan and any Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and any Sub-Plan, except for the dispute resolution provisions in Article XII above, which shall survive and continue after the termination of the Plan.
(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.
(c) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.
(d) Except as provided by Section XII(f) above, the provisions of the Plan shall be governed by the laws of the State of California, without resort to that State’s conflicts-of-laws rules.